UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

TRI-CONTINENTAL CORPORATION

(Name of Registrant as Specified in its Charter)

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	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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225 Franklin Street

Boston, Massachusetts 02110

Toll-Free Telephone (800) 345-6611

Notice of Postponement of

Annual Meeting of Stockholders

To the Stockholders:

In light of the public health concerns regarding the COVID-19 (coronavirus) outbreak, NOTICE IS HEREBY GIVEN that the 90th Annual Meeting of Stockholders (the “Meeting”) of Tri-Continental Corporation (the “Corporation”), originally scheduled to be held at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110, on April 21, 2020, at 9:00 a.m., local time, has been postponed pursuant to Maryland Code, Corporations and Associations §2-511(d)(2) and the bylaws of the Corporation.  The Corporation now seeks to hold the Meeting at 707 Second Avenue South, Minneapolis, Minnesota 55474, on June 15, 2020 at 8:00 a.m. local time.

As described in the proxy materials for the Meeting previously distributed, you are entitled to participate in the Meeting if you were a stockholder as of the close of business on March 3, 2020, the record date.  You will need proof of record ownership of the Corporation’s stock to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

Your vote is very important. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the Proxy Card included with the proxy materials previously distributed, or by authorizing your proxy by telephone or the Internet as described in the Proxy Card. In addition, you may be able to authorize your proxy by telephone through the Corporation’s proxy solicitor.

If you have any questions or need additional information, please contact Georgeson LLC, the Corporation’s proxy solicitor, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or by telephone at 1-888-680-1528.

By order of the Board of Directors,

Ryan C. Larrenaga

Secretary